Exhibit 99.2

FIRST AMENDMENT TO

THE TRADE DESK, INC.

2015 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to The Trade Desk, Inc. 2015 Equity Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of The Trade Desk, Inc., a Delaware corporation (the “Company”), effective as of August 17, 2016 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The Trade Desk, Inc. 2015 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 10(d) of the Plan, the Board has the authority to amend the Plan from time to time; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.                                      Section 10(l) of the Plan (“Stockholder Approval”) is hereby deleted and replaced in its entirety with the following:

“(l)  [Reserved.]”

2.                                      This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.                                      Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature page follows]

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I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of The Trade Desk, Inc. on August 17, 2016.

Executed on this 17th day of August, 2016.

By:	/s/ Paul E. Ross
Name: Paul E. Ross
Title: Chief Financial Officer